UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2019

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

On December 30, 2019, Dell Technologies Inc. (the “Company”) issued 17,650,821 shares of the Company’s Class C common stock (the “Class C Common Stock”) upon conversion of the same number of shares of the Company’s Class B common stock (the “Class B Common Stock”) held by SLP Denali Co-Invest, L.P. (“SLP Denali”). SLP Denali reports that it is a co-invest vehicle that holds common stock of the Company solely for the benefit of third-party investors co-investing alongside the Silver Lake Partners funds. SLP Denali reported in a Form 4 filed with the SEC on January 2, 2020 that the conversion of Class B Common Stock referred to above was effected in connection with a distribution by SLP Denali of its remaining interest in the Company, or 17,650,821 shares of Class C Common Stock, pro rata to its participants, who will now hold their shares of Class C Common Stock directly and who will have investment discretion over those shares. The distribution was previously described in a Schedule 13D filed on February 19, 2019 by SLP Denali and certain Silver Lake Partners funds and their affiliates that was amended on July 2, 2019 and further amended on January 2, 2020 in connection with the completion of the distribution described above. The pro rata distribution by SLP Denali of shares of Class C Common Stock to its investors did not involve any sale or distribution of shares of the Company’s common stock by the Silver Lake Partners funds, which retain their full interests, or 101,685,217 shares of Class B Common Stock.

On November 25, 2019, the Company issued an aggregate of 72,727 shares of Class C Common Stock upon conversion of the same number of shares of the Company’s Class A Common Stock (the “Class A Common Stock”) held by a stockholder.

Under the Company’s certificate of incorporation, any holder of Class A Common Stock or Class B Common Stock has the right, at any time and from time to time, to convert all or any of the shares of Class A Common Stock or Class B Common Stock held by such holder into shares of Class C Common Stock on a one-to-one basis. Each share of Class C Common Stock bears the same dividend and liquidation rights as one share of Class A Common Stock or Class B Common Stock. The issuance of the shares of Class C Common Stock pursuant to the foregoing transactions was made without registration in reliance on the exemption from registration under the Securities Act of 1933 afforded by Section 3(a)(9) thereof. No commission or other remuneration was paid or given directly or indirectly for soliciting the exchange of such securities.

In addition, on November 18, 2019, November 19, 2019 and November 29, 2019, the Company issued to employees an aggregate of 2,798 shares of Class C Common Stock for an aggregate purchase price of approximately $23,512 pursuant to exercises of stock options granted under the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan. The foregoing transactions were effected without registration in reliance on the exemption from registration under the Securities Act of 1933 afforded by Rule 701 thereunder as transactions pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2020	Dell Technologies Inc.

	By:	/s/ Robert Potts
Robert Potts Senior Vice President and Assistant Secretary
(Duly Authorized Officer)

3